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                                                                  EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference into this Registration Statement on Form S-3 of our report dated March 3, 2000, relating to the consolidated financial statements of INT'L.com, Inc., as restated, which appears in Lionbridge Technologies, Inc.'s Current Report on Form 8-K/A filed July 31, 2000. We also consent to all references to our Firm included in this Registration Statement. It should be noted that we have not audited any financial statements of INT'L.com, Inc. subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.

/s/ Arthur Andersen LLP

Boston, Massachusetts
September 27, 2000